SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	26-0405422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A Junior Participating Preferred Stock Purchase Rights, associated with the Common Stock, $0.01 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not applicable

(If applicable)
Securities registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
     The description of the Series A Junior Participating Preferred Stock, associated with the Common Stock, par value $0.01 per share, of Graphic Packaging Holding Company (the “Company”) registered hereby is incorporated herein by reference to the information appearing under “Description of New Graphic Capital Stock — Rights Plan” in the Company’s Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2007 (File No. 333-145849), and as amended by Amendment No. 1 thereto, as filed with the Commission on October 17, 2007, Amendment No. 2 thereto, as filed with the Commission on November 29, 2007, and Amendment No. 3 thereto, as filed with the Commission on December 6, 2007 (the “Registration Statement”).
ITEM 2. EXHIBITS
     The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:
1.	Graphic Packaging Holding Company Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock. Filed as Exhibit 3.3 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008, and incorporated herein by reference.
2.	Rights Agreement by and between Graphic Packaging Holding Company and Wells Fargo Bank Minnesota, National Association, dated as of March 10, 2008. Filed as Exhibit 4.3 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
Date: March 10, 2008	By:	/s/ David W. Scheible
		Name:	David W. Scheible
		Title:	President and Chief Executive Officer